PGIM Investments LLC

655 Broad Street – 17th Floor
Newark, New Jersey 07102

April 19, 2021

The Board of Directors/Trustees
of the Funds listed on Appendix A
655 Broad Street—17th Floor
Newark, New Jersey 07102

Re:  PGIM Investments Mutual Funds listed on Appendix A

To the Board of Directors/Trustees:

PGIM Investments LLC (PGIM Investments) has contractually agreed that to the extent the Fund invests in a U.S. registered exchange-traded fund advised by PGIM Investments (each, a “PGIM ETF”), PGIM Investments will waive any management fees it receives from the Fund in an amount equal to the unitary management fee received by PGIM Investments from the PGIM ETF attributable to the Fund’s investment in such PGIM ETF. This waiver will be effective at any time the Fund is invested in the PGIM ETF and will remain in effect for so long as the Fund is invested or intends to invest in the PGIM ETF, unless earlier terminated by agreement of the Board of the Fund.

Very truly yours,

PGIM INVESTMENTS LLC

By:/s/ Scott E. Benjamin
Name:Scott E. Benjamin
Title:Executive Vice President

Appendix A

The Prudential Investment Portfolios, Inc.

PGIM Balanced Fund

Prudential Investment Portfolios 2

PGIM Core Conservative Bond Fund

PGIM Core Short-Term Bond Fund

PGIM TIPS Fund

Prudential Investment Portfolios 3

PGIM Global Dynamic Bond Fund

PGIM Strategic Bond Fund

Prudential Investment Portfolios 4

PGIM Muni High Income Fund

Prudential Investment Portfolios 6

PGIM California Muni Income Fund

Prudential Investment Portfolios 8

PGIM Securitized Credit Fund

Prudential Investment Portfolios 9

PGIM Absolute Return Bond Fund

PGIM International Bond Fund

Prudential Investment Portfolios 12

PGIM Short Duration Muni High Income Fund

Prudential Investment Portfolios, Inc. 14

PGIM Floating Rate Income Fund

PGIM Government Income Fund

Prudential Investment Portfolios, Inc. 15

PGIM High Yield Fund

PGIM Short Duration High Yield Income Fund

Prudential Investment Portfolios, Inc. 17

PGIM Short Duration Multi-Sector Bond Fund

PGIM Total Return Bond Fund

Prudential Global Total Return Fund, Inc.

PGIM Global Total Return Fund

PGIM Global Total Return (USD Hedged) Fund

Prudential National Muni Fund, Inc.

PGIM National Muni Fund

Prudential Short-Term Corporate Bond Fund, Inc.

PGIM Short-Term Corporate Bond Fund

Prudential World Fund, Inc.

PGIM Emerging Markets Debt Hard Currency Fund

PGIM Emerging Markets Debt Local Currency Fund

The Target Portfolio Trust

PGIM Core Bond Fund

PGIM Corporate Bond Fund

PGIM Global High Yield Fund, Inc.

PGIM High Yield Bond Fund, Inc.

PGIM Short Duration High Yield Opportunities Fund